EXHIBIT 5
                                                                  ---------

     [Veale, Kilpatrick, Austring, Fendrick & Fairman letterhead]

     December 9, 1999


     Gold Reserve Inc.
     Suite 200
     926 West Sprague Avenue
     Spokane, Washington
     99201

     Gentlemen:

     We are Yukon counsel to Gold Reserve Inc., a company incorporated under the laws of the Yukon Territory (the "Company"). The Company intends to file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers (a) 300,000 Class A Common Shares, no par value per share, of the Company (the "Class A Common Shares"), including the Class A Common Share Purchase Rights attaching to such shares pursuant to that certain Rights Agreement, dated as of October 5, 1998, between the Company and Montreal Trust Company of Canada (the "Rights Agreement"), which shall be issued pursuant to the Gold Reserve KSOP Plan, as amended (the "Plan"), and (b) such additional Class A Common Shares as may become issuable pursuant to the anti-dilution provisions of the Plan (such shares collectively referred to as the "Securities").

     In rendering this opinion we have examined such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such conformed, certified or photostatic copies.

     Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery of the Securities in accordance with the terms and conditions of the Plan and, as appropriate, the Rights Agreement, and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Plan and, as appropriate, the Rights Agreement, the Securities will be legally issued, fully paid and non-assessable.

     This firm consents to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by
     Section 7 of the Act or the rules and regulations of the Commission thereunder.

     Respectfully submitted,


     /s/ Veale, Kilpatrick, Austring, Fendrick & Fairman